Exhibit 99.1

Keane Announces Second Quarter 2018 Financial and Operational Results

HOUSTON, Texas (July 30, 2018) - Keane Group, Inc. ("Keane" or the "Company") today reported second quarter 2018 financial and operational results.

Results and Recent Highlights

•	Reported second quarter 2018 revenue of $578.5 million, compared to first quarter 2018 of $513.0 million

•	Realized second quarter 2018 net income of $30.7 million, compared to first quarter 2018 net loss of $8.2 million

•	Achieved second quarter 2018 Adjusted EBITDA of $111.3 million, compared to first quarter 2018 of $91.3 million

•	Reported annualized Adjusted Gross Profit per fleet of $20.0 million, compared to first quarter 2018 of $17.0 million

•	Averaged 26.3 deployed hydraulic fracturing fleets during second quarter 2018; exited quarter with 27 deployed fleets

•	Newbuild fleet 28 deployed in July; entered dedicated agreement for fleet 29 to be deployed in fourth quarter of 2018

•	Completed second quarter 2018 stock repurchases of $40.1 million; Board authorized program reset to $100 million

•	In July 2018, acquired approximately 90,000 HHP for cash consideration of $34.6 million

Second Quarter 2018 Financial Results

Revenue for the second quarter of 2018 totaled $578.5 million, an increase of 13% compared to revenue for the first quarter of 2018 of $513.0 million. Net income for the second quarter of 2018 was $0.28 per share, compared to net loss of $0.07 per share for the first quarter of 2018. Excluding one-time items and other adjustments further discussed below, net income for the second quarter of 2018 was $38.5 million, compared to net income of $21.1 million for the first quarter of 2018.

Adjusted EBITDA for the second quarter of 2018 totaled $111.3 million, compared to $91.3 million for the first quarter of 2018. Adjusted Gross Profit for the second quarter of 2018 was $130.8 million, compared to $109.6 million for the first quarter of 2018.

Selling, general and administrative expenses for the second quarter of 2018 totaled $24.1 million, compared to $33.9 million for the first quarter of 2018. Excluding one-time items, selling, general and administrative expenses for the second quarter of 2018 totaled $18.9 million compared to $17.8 million for the first quarter of 2018.

“Our business continues to perform at a high level,” said James Stewart, Chairman and Chief Executive Office of Keane. “Our strong second quarter results were driven by leading execution and utilization, the deployment of additional horsepower at attractive pricing, and the abatement of transitory issues impacting the industry during the first quarter. Our dedicated fleet model of partnering with top-tier customers continues to prove its strength and resilience, differentiating our business and its outlook.”

“Ahead of our previous guidance, we increased average annualized gross profit per fleet to $20 million during the second quarter,” said Greg Powell, President and Chief Financial Officer of Keane. “Our ability to deliver is supported by the caliber of our customers and their shared commitment to safety, efficiency, and returns.”

Completions Services

Revenue for Completion Services totaled $569.9 million for the second quarter of 2018, an increase of 12% compared to the first quarter of 2018 of $507.5 million, driven by price increases from contract re-openers on a portion of our portfolio, improved efficiency following the abatement of transitory issues experienced in the first quarter of 2018, and contribution from a newbuild fleet added in June 2018. Keane averaged 26.3 deployed hydraulic fracturing fleets for the second quarter of 2018. Adjusted Gross Profit in Completion Services totaled $131.2 million for the second quarter of 2018, compared to $110.4 million for the first quarter of 2018.

Annualized revenue per average deployed hydraulic fracturing fleet for the second quarter of 2018 was $86.7 million, compared to $78.1 million for the first quarter of 2018. Annualized Adjusted Gross Profit per fleet totaled $20.0 million, compared to $17.0 million for the first quarter of 2018.

Other Services

Revenue in Other Services for the second quarter of 2018 totaled $8.6 million, compared to $5.6 million for the first quarter of 2018, driven by the continued ramp of the Company’s cementing business.

Second Quarter 2018 One-Time Items and Other Adjustments

Adjusted EBITDA for the second quarter of 2018 excludes $7.9 million of one-time items, primarily driven by non-cash stock compensation expense, a non-cash book loss on the sale of idle real estate and fees related to establishing initial agency ratings associated with the Company’s new term loan facility.

Balance Sheet and Capital

Total debt outstanding as of June 30, 2018 was $341.3 million, net of unamortized debt discounts and unamortized deferred charges and excluding capital lease obligations, compared to $274.7 million as of March 31, 2018. During the second quarter of 2018, Keane entered into a new $350 million senior secured term loan facility, of which, $282.5 million was used to pay the company’s existing term loan facility. In the quarter, we used cash on hand to fund the $19.9 million payment of the contingent value right (“CVR”) associated with the acquisition of RockPile in July 2017, and $40.1 million of stock repurchases during the second quarter of 2018. As of June 30, 2018, cash and equivalents totaled $109.5 million, compared to $95.5 million as of March 31, 2018.

Total available liquidity as of June 30, 2018 was approximately $324.0 million, which included availability under our asset-based credit facility. Total operating cash flow for the second quarter of 2018 was approximately $109.2 million. Capital expenditures totaled a $75.4 million use of cash for the second quarter of 2018, driven by spending on our previously announced newbuild fleets, as well as maintenance capital expenditures.

“Our strong balance sheet position remains a top priority,” said Greg Powell. “Our new term loan facility extended our maturity profile and reduced our interest cost, which is expected to result in annualized interest savings of approximately $4 million.”

Acquisition of Hydraulic Fracturing Equipment

On July 24, 2018, Keane acquired approximately 90,000 hydraulic horsepower and related support equipment from Refinery Specialties, Inc. (“RSI”) for cash consideration of $34.6 million. Acquired horsepower will be used to replace equipment damaged as part of a recent fire previously announced, with the remainder to be integrated into the company’s fleet, including the addition of one new hydraulic fracturing fleet in the future. The equipment impacted during the fire was insured at replacement cost, and we expect to recover proceeds in the third quarter of 2018.

“We are pleased to complete this consolidation opportunity at an extremely attractive value,” said Mr. Powell. “This completions equipment, which has been operating at low utilization levels in the northern Eagle Ford, is high-quality, well-maintained, and capable of performing across our operating footprint. Keane has a strong track-record in identifying and integrating strategic M&A targets, and we believe this acquisition reflects a unique opportunity to replace damaged equipment in an efficient manner and supplement our fleet.”

Stock Repurchase Program Update

During the second quarter of 2018, Keane completed $40.1 million of total share repurchases, representing a total of approximately 2.6 million common shares. Repurchases were made as part of the Company’s $100 million stock repurchase program previously announced on February 26, 2018. The stock repurchase program does not obligate Keane to purchase any particular number of shares of common stock during any period and the program may be modified or suspended at any time at the Company's discretion.

On July 26, 2018, Keane’s Board of Directors authorized additional capacity to the Company’s existing stock repurchase program, increasing repurchase capacity to a total of $100 million, up from approximately $60 million available at the end of the second quarter of 2018. The expiration of the stock repurchase program is unchanged at February 2019.

“We continue to view stock repurchases as a compelling use of capital, particularly at current values, and expect to opportunistically execute on our program, as evidenced by our Board’s decision to reset our authorized repurchases back to $100 million,” said Mr. Powell.

Newbuild Update

Keane previously announced the order for 150,000 newbuild hydraulic horsepower, representing three additional hydraulic fracturing fleets. The first of its newbuild hydraulic fracturing fleets was deployed in early June 2018 with an existing customer in the Marcellus / Utica Basin. The second of its newbuild hydraulic fracturing fleets was deployed in July 2018 with a new customer in the Permian Basin.

Today, Keane announces a new dedicated agreement with an existing customer for its third newbuild hydraulic fracturing fleet to be deployed in the Permian during the fourth quarter of 2018.

Dedicated agreements for Keane’s newbuild fleets reflect annualized Adjusted Gross Profit per fleet of greater than $20 million.

Outlook

Keane expects to average approximately 27 deployed hydraulic fracturing fleets during the third quarter of 2018. Keane will integrate a portion of the recently acquired horsepower to enable the reactivation of the partially damaged fleet, expected by the end of the third quarter of 2018. Total revenue is expected to range between $565 million and $590 million for the third quarter of 2018. Annualized Adjusted Gross Profit per fleet is expected to be in-line with the second quarter of 2018. Keane expects to further ramp activity in its cementing business during the third quarter of 2018 and the remainder of the year. By the end of 2018, Keane continues to expect from the cementing business run-rate revenue of between $70 million and $90 million on margins of between 20% and 25%.

Conference Call

On Tuesday, July 31, 2018, Keane will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss Keane’s second quarter 2018 results. Hosting the call will be James Stewart, Chairman and Chief Executive Officer and Greg Powell, President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-9208, or for international callers, (201) 493-6784. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671. The passcode for the replay is 13680823. The replay will be available until August 14, 2018.

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane's primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions and cementing, as well as other value-added service offerings.

Definitions of Non-GAAP Financial Measures and Other Items

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted EBITDA and Adjusted Gross Profit and ratios based on these financial measures. These measurements provide supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing Keane’s ongoing operating performance, and thereby facilitate review of Keane’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted EBITDA and Adjusted Gross Profit provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as Adjusted EBITDA, further adjusted to eliminate the impact of all activities in the Corporate segment, such as selling, general and administrative expenses, along with cost of services that management does not consider in assessing ongoing performance.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the Company’s plans, objectives, future opportunities for the Company’s services, future financial performance and operating results and any other statements regarding Keane's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the Company’s future financial condition, results of operations, strategy and plans; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane's Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. Keane's filings may be obtained by contacting Keane or the SEC or through Keane's website at http://www.keanegrp.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Investor Relations
(713) 893-3602

Marc Silverberg, ICR
marc.silverberg@icrinc.com

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended June 30,		Three Months Ended March 31,
	2018	2017	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$578,533	$323,136	$513,016
Operating costs and expenses:
Cost of services	447,685	278,384	403,408
Depreciation and amortization	59,404	32,739	60,051
Selling, general and administrative expenses	24,125	22,334	33,884
(Gain) loss on disposal of assets	3,287	(2)	769
Total operating costs and expenses	534,501	333,455	498,112
Operating income (loss)	44,032	(10,319)	14,904
Other income (expenses):
Other income (expense), net	16	3,701	(12,989)
Interest expense	(14,317)	(4,349)	(6,990)
Total other expenses	(14,301)	(648)	(19,979)
Income (loss) before income taxes	29,731	(10,967)	(5,075)
Income tax benefit (expense)	936	(931)	(3,168)
Net income (loss)	30,667	(11,898)	(8,243)
Other comprehensive income (loss):
Foreign currency translation adjustments	(31)	31	(34)
Hedging activities	99	—	2,211
Total comprehensive income (loss)	$30,735	$(11,867)	$(6,066)

Net income (loss) per share, basic	$0.28	$(0.12)	$(0.07)
Weighted average shares, basic	111,319	103,013	112,010

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Six Months Ended June 30,
	2018	2017
	(Unaudited)	(Unaudited)
Revenue	$1,091,549	$563,289
Operating costs and expenses:
Cost of services	851,093	502,376
Depreciation and amortization	119,455	63,112
Selling, general and administrative expenses	58,009	40,322
(Gain) loss on disposal of assets	4,056	(438)
Total operating costs and expenses	1,032,613	605,372
Operating income (loss)	58,936	(42,083)
Other income (expenses):
Other income (expense), net	(12,973)	3,705
Interest expense	(21,307)	(44,710)
Total other expenses	(34,280)	(41,005)
Income (loss) before income taxes	24,656	(83,088)
Income tax expense	(2,232)	(1,065)
Net income (loss)	22,424	(84,153)
Other comprehensive income (loss):
Foreign currency translation adjustments	(65)	44
Hedging activities	2,310	11
Total comprehensive income (loss)	$24,669	$(84,098)

Net income (loss) per share, basic	$0.20	$(0.83)
Weighted average shares, basic	111,663	100,932

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2018	2017
ASSETS	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$109,525	$96,120
Accounts receivable	246,812	238,018
Inventories, net	40,561	33,437
Assets held for sale	1,200	—
Prepaid and other current assets	11,256	8,519
Total current assets	409,354	376,094
Property and equipment, net	493,406	468,000
Goodwill	132,524	134,967
Intangible assets	54,141	57,280
Other noncurrent assets	9,580	6,775
Total Assets	$1,099,005	$1,043,116
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$123,426	$92,348
Accrued expenses	107,356	135,175
Customer contract liabilities	2,540	5,000
Current maturities of capital lease obligations	3,771	3,097
Current maturities of long-term debt	2,133	1,339
Stock based compensation - current	4,281	4,281
Other current liabilities	634	914
Total current liabilities	244,141	242,154
Capital lease obligations, less current maturities	5,641	4,796
Long-term debt, net(1) less current maturities	339,144	273,715
Stock based compensation – non-current	—	4,281
Other non-current liabilities	4,698	5,078
Total non-current liabilities	349,483	287,870
Total liabilities	593,624	530,024
Shareholders’ equity:
Stockholders’ equity	511,396	542,192
Retained (deficit)	(6,221)	(27,372)
Accumulated other comprehensive income (loss)	206	(1,728)
Total shareholders’ equity	505,381	513,092
Total liabilities and shareholders’ equity	$1,099,005	$1,043,116

(1)	Net of unamortized deferred financing costs and unamortized debt discounts.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Three Months Ended June 30,		Three Months Ended March 31,
	2018	2017	2018
Completion Services:
Revenues	$569,929	$323,136	$507,451
Cost of services	438,684	278,384	397,064
Gross profit (loss)	131,245	44,752	110,387
Depreciation, amortization and administrative expenses, and impairment	54,618	28,534	55,180
Operating income	$75,694	$15,770	$54,265

Average hydraulic fracturing fleets deployed	26.3	18.3	26.0
Average hydraulic fracturing fleet utilization	100%	80%	100%
Wireline - fracturing fleet bundling percentages	73%	64%	76%
Average annualized revenue per fleet deployed	$86,681	$70,631	$78,069
Average annualized adjusted gross profit per fleet deployed	$19,961	$10,450	$16,983
Adjusted gross profit (loss)	$131,245	$47,807	$110,387

Other Services (1):
Revenues	$8,604	$—	$5,565
Cost of services	9,001	—	6,344
Gross profit (loss)	(397)	—	(779)
Depreciation, amortization and administrative expenses, and impairment	1,319	1,254	1,398
Operating loss	(1,716)	(1,247)	(2,177)
Adjusted gross profit (loss)	$(397)	$—	$(779)

(1)
Other Services segment includes exclusively the cementing division from January 1, 2018. The company's workover rigs were sold during the third and fourth quarters of 2017. The company's coiled tubing assets were sold during the fourth quarter of 2017.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Six Months Ended June 30,
	2018	2017
Completion Services:
Revenues	$1,077,380	$563,289
Cost of services	835,748	502,376
Gross profit (loss)	241,632	60,913
Depreciation, amortization and administrative expenses, and impairment	109,798	55,132
Operating income	$129,959	$7,445

Average hydraulic fracturing fleets deployed	26.1	16.9
Average hydraulic fracturing fleet utilization	100%	73%
Wireline - fracturing fleet bundling percentages	75%	61%
Average annualized revenue per fleet deployed	$82,558	$66,661
Average annualized adjusted gross profit per fleet deployed	$18,516	$8,536
Adjusted gross profit (loss)	$241,632	$72,133

Other Services (1):
Revenues	$14,169	$—
Cost of services	15,345	—
Gross profit (loss)	(1,176)	—
Depreciation, amortization and administrative expenses, and impairment	2,717	2,737
Operating loss	(3,893)	(2,949)
Adjusted gross profit (loss)	$(1,176)	$—

(1)
Other Services segment includes exclusively the cementing division from January 1, 2018. The company's workover rigs were sold during the third and fourth quarters of 2017. The company's coiled tubing assets were sold during the fourth quarter of 2017.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$75,694	$(1,716)	$(43,311)	$30,667
Interest expense, net	—	—	14,317	14,317
Income tax expense	—	—	(936)	(936)
Depreciation and amortization	54,618	1,319	3,467	59,404
EBITDA	$130,312	$(397)	$(26,463)	$103,452
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	2,827	2,827
Non-cash stock compensation (2)	—	—	4,040	4,040
Other (3)	—	—	989	989
Adjusted EBITDA	$130,312	$(397)	$(18,607)	$111,308
Selling, general and administrative	—	—	24,125	24,125
(Gain) loss on disposal of assets	933	—	2,354	3,287
Other expense	—	—	(16)	(16)
Less Management Adjustments not associated with cost of services	—	—	(7,856)	(7,856)
Adjusted gross profit (loss)	$131,245	$(397)	$—	$130,848

(1) Represents primarily a markdown to fair value of idle real estate pending for sale in Mathis, Texas acquired during the acquisition of a majority of the U.S. assets and assumed certain liabilities of Trican Well Service, L.P. (the "Acquired Trican Operations"). This loss was recorded in (gain) loss on disposal of assets.
(2) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (the “Equity Plan”). According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.
(3) Represents primarily rating agency fees for establishing initial ratings in connection with entering into a new $350 million senior secured term facility. These expenses were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$54,265	$(2,177)	$(60,331)	$(8,243)
Interest expense, net	—	—	6,990	6,990
Income tax benefit	—	—	3,168	3,168
Depreciation and amortization	55,180	1,398	3,473	60,051
EBITDA	$109,445	$(779)	$(46,700)	$61,966
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	13,254	13,254
Offering-related expenses (2)	—	—	12,969	12,969
Non-cash stock compensation (3)	—	—	3,073	3,073
Adjusted EBITDA	$109,445	$(779)	$(17,404)	$91,262
Selling, general and administrative	—	—	33,884	33,884
(Gain) loss on disposal of assets	942	—	(173)	769
Other income	—	—	12,989	12,989
Less Management Adjustments not associated with cost of services	—	—	(29,296)	(29,296)
Adjusted gross profit (loss)	$110,387	$(779)	$—	$109,608

(1) Represents adjustment to the CVR liability based on the final agreed-upon settlement.
(2) Represents primarily professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses, as Keane did not receive any proceeds in the offering to offset the expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$15,770	$(1,247)	$(26,421)	$(11,898)
Interest expense, net	—	—	4,349	4,349
Income tax expense	—	—	931	931
Depreciation and amortization	28,534	1,254	2,951	32,739
EBITDA	$44,304	$7	$(18,190)	$26,121
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	(1,194)	(1,194)
Offering-related expenses (2)	—	—	109	109
Commissioning costs	3,055	—	—	3,055
Non-cash stock compensation (3)	—	—	2,933	2,933
Other (4)	—	—	4,970	4,970
Adjusted EBITDA	$47,359	$7	$(11,372)	$35,994
Selling, general and administrative	—	—	22,335	22,335
(Gain) loss on disposal of assets	448	(7)	(443)	(2)
Other income	—	—	(3,701)	(3,701)
Less Management Adjustments not associated with cost of services	—	—	(6,819)	(6,819)
Adjusted gross profit (loss)	$47,807	$—	$—	$47,807

(1) Represents professional fees, integration costs and other costs associated with the acquisition and integration of RockPile and a one-time indemnification receipt related to the acquisition of the Acquired Trican Operations.
(2) Represents miscellaneous costs associated with the marketing of the initial public offering ("IPO") for Keane Group, Inc.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents contingency accruals related to certain litigation claims. These costs were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Six Months Ended June 30, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$129,959	$(3,893)	$(103,642)	$22,424
Interest expense, net	—	—	21,307	21,307
Income tax expense	—	—	2,232	2,232
Depreciation and amortization	109,798	2,717	6,940	119,455
EBITDA	$239,757	$(1,176)	$(73,163)	$165,418
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	16,081	16,081
Offering-related expenses (2)	—	—	12,969	12,969
Non-cash stock compensation (3)	—	—	7,113	7,113
Others (4)	—	—	989	989
Adjusted EBITDA	$239,757	$(1,176)	$(36,011)	$202,570
Selling, general and administrative	—	—	58,009	58,009
(Gain) loss on disposal of assets	1,875	—	2,181	4,056
Other income	—	—	12,973	12,973
Less Management Adjustments not associated with cost of services	—	—	(37,152)	(37,152)
Adjusted gross profit (loss)	$241,632	$(1,176)	$—	$240,456

(1) Represents adjustment to the CVR liability based on the final agreed-upon settlement, which was recorded in other income (expense), net and a markdown to fair value of idle real estate pending for sale in Mathis, Texas acquired during the acquisition of the Acquired Trican Operations, which was recorded in (gain) loss on disposal of assets.
(2) Represents primarily professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses, as Keane did not receive any proceeds in the offering to offset the expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents primarily rating agency fees for establishing initial ratings in connection with entering into a new $350 million senior secured term facility. These expenses were recorded in selling, general and administrative expenses

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Six Months Ended June 30, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$7,445	$(2,949)	$(88,649)	$(84,153)
Interest expense, net	—	—	44,710	44,710
Income tax expense	—	—	1,065	1,065
Depreciation and amortization	55,132	2,737	5,243	63,112
EBITDA	$62,577	$(212)	$(37,631)	$24,734
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	(214)	(214)
Offering-related expenses (2)	1,266	—	4,519	5,785
Commissioning costs	9,954	—	197	10,151
Non-cash stock compensation (3)	—	—	4,071	4,071
Others (4)	—	—	4,562	4,562
Adjusted EBITDA	$73,797	$(212)	$(24,496)	$49,089
Selling, general and administrative	—	—	40,322	40,322
(Gain) loss on disposal of assets	(1,664)	212	1,014	(438)
Other income	—	—	(3,705)	(3,705)
Less Management Adjustments not associated with cost of services	—	—	(13,135)	(13,135)
Adjusted gross profit (loss)	$72,133	$—	$—	$72,133

(1) Represents professional fees, integration costs and other costs associated with our acquisition of the Acquired Trican Operations and RockPile and organic growth initiatives. These costs were recorded in selling, general and administrative expenses. Also represents a $3.6 million gain on the indemnification settlement with Trican, which was recorded in other income.
(2) Represents fees and other miscellaneous expenses required to carry out the reporting, prior years' audits and organizational (legal entities) restructuring to ready the Company for its IPO and the eventual consummation of the offering. Also represents one-time IPO bonuses paid out to key operational and corporate employees. These expenses were recorded in selling, general and administrative expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents contingency accruals related to certain litigation claims. These costs were recorded in selling, general and administrative expenses.